ORCHID ISLAND CAPITAL ANNOUNCES

DECEMBER 2021 MONTHLY DIVIDEND, NOVEMBER 30, 2021 RMBS PORTFOLIO CHARACTERISTICSAND INCREASE IN STOCK REPURCHASE PROGRAM

•         December 2021 Monthly Dividend of $0.065 Per Share of Common Stock

•         RMBS Portfolio Characteristics as of November 30, 2021

•         Next Dividend Announcement Expected January 13, 2022

Vero Beach, Fla., December 9, 2021 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company (the “Board”) declared a monthly cash dividend for the month of December 2021. The dividend of $0.065 per share will be paid January 27, 2021, to holders of record of the Company’s common stock on December 31, 2021, with an ex-dividend date of December 30, 2021. The Company plans on announcing its next common stock dividend on January 13, 2022.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of December 9, 2021 and November 30, 2021, the Company had 176,993,049 shares of common stock outstanding. As of September 30, 2021, the Company had 153,318,351 shares of common stock outstanding.

Stock Repurchase Program

On July 29, 2015, the Board authorized the repurchase of up to 2,000,000 shares of the Company’s common stock. On February 8, 2018, the Board approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company's common stock. Coupled with the 783,757 shares remaining from the original 2,000,000 share authorization, the increased authorization brought the total authorization to 5,306,579 shares, representing 10% of the Company’s then outstanding share count. From the inception of the stock repurchase program through September 30, 2021, the Company repurchased a total of 5,685,511 shares at an aggregate cost of approximately $40.4 million, including commissions and fees, for a weighted average price of $7.10 per share. The remaining authorization under the repurchase program as of September 30, 2021, was 837,311 shares. Today, the Board approved an increase in the number of shares of the Company’s common stock available in the stock repurchase program for up to an additional 16,861,994 shares, bringing the remaining authorization under the stock repurchase program to 17,699,305 shares, representing approximately 10% of the Company’s currently outstanding shares of common stock.

As part of the stock repurchase program, shares may be purchased in open market transactions, block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of November 30, 2021 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•         RMBS Valuation Characteristics

•         RMBS Assets by Agency

  Investment Company Act of 1940 (Whole Pool) Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and stock repurchase program. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Nov 2021	Sep - Nov	Modeled	Modeled
					Net			Weighted	CPR	2021 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Dec)	in Dec)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
15yr 2.5	$217,687	$227,829	3.41%	$104.66	2.50%	2.87%	11	164	13.3%	10.8%	$3,545	$(4,072)
15yr 4.0	435	465	0.01%	106.92	4.00%	4.54%	43	137	0.7%	63.9%	6	(7)
15yr Total	218,122	228,294	3.42%	104.66	2.50%	2.88%	12	164	13.3%	10.9%	3,551	(4,079)
30yr 2.5	1,091,766	1,123,047	16.81%	102.87	2.50%	3.32%	7	352	8.8%	10.7%	16,546	(24,654)
30yr 3.0	4,390,215	4,652,413	69.64%	105.97	3.00%	3.48%	8	351	9.1%	8.9%	78,699	(106,098)
30yr 3.5	336,241	364,865	5.46%	108.51	3.50%	4.01%	20	334	17.8%	21.7%	5,738	(7,236)
30yr 4.0	111,923	121,590	1.82%	108.64	4.00%	4.75%	27	331	16.3%	16.1%	1,209	(1,482)
30yr Total	5,930,145	6,261,915	93.73%	105.59	2.96%	3.50%	9	350	9.7%	10.1%	102,192	(139,470)
Total Pass Through RMBS	6,148,267	6,490,209	97.14%	105.56	2.94%	3.48%	9	343	9.8%	10.1%	105,743	(143,549)
Structured RMBS
IO 20yr 3.0	389,429	38,582	0.58%	9.91	3.00%	3.69%	65	169	27.9%	30.3%	(3,613)	2,591
IO 20yr 4.0	13,985	1,734	0.03%	12.40	4.00%	4.58%	119	114	20.1%	19.6%	(32)	20
IO 30yr 3.0	93,686	12,860	0.19%	13.73	3.00%	3.65%	51	300	14.2%	20.8%	(1,263)	963
IO 30yr 3.5	692,600	109,594	1.64%	15.82	3.47%	4.02%	49	302	22.8%	21.2%	(11,540)	9,007
IO 30yr 4.0	181,472	24,354	0.36%	13.42	4.00%	4.56%	68	284	27.6%	30.8%	(2,062)	1,995
IO 30yr 4.5	4,918	817	0.01%	16.62	4.50%	4.99%	137	210	21.0%	22.5%	(75)	63
IO 30yr 5.0	2,767	476	0.01%	17.20	5.00%	5.36%	137	210	40.2%	30.9%	(36)	34
IO Total	1,378,857	188,417	2.82%	13.66	3.39%	3.99%	57	260	24.3%	26.2%	(18,621)	14,673
IIO 30yr 4.0	46,019	2,414	0.04%	5.25	3.75%	4.41%	50	301	20.9%	23.1%	(141)	(75)
Total Structured RMBS	1,424,876	190,831	2.86%	13.39	3.40%	4.00%	57	261	24.2%	26.0%	(18,762)	14,598

Total Mortgage Assets	$7,573,143	$6,681,040	100.00%		3.03%	3.58%	18	328	12.5%	12.9%	$86,981	$(128,951)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(50,000)	Dec-2021									$(63)	$63
Swaps	(369,000)	Mar-2022									(9,551)	12,646
5-Year Treasury Future(2)	(220,000)	Mar-2022									(22,411)	19,813
10-Year Treasury Ultra(3)	(1,355,000)	Dec-2026									(35,363)	35,363
TBA	(575,000)	Dec-2020									(7,555)	11,005
Swaptions	(327,000)	Oct-2022									(6,298)	8,371
Hedge Total	$(2,896,000)										$(81,241)	$87,261
Rate Shock Grand Total											$5,740	$(41,690)

(1)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)    Five-year Treasury futures contracts were valued at prices of $121.40 at November 30, 2021.  The market value of the short position was $448.0 million.

(3)    Ten-year Treasury Ultra futures contracts were valued at prices of $146.89 at November 30, 2021.  The market value of the short position was $323.2 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of November 30, 2021			As of November 30, 2021
Fannie Mae	$5,168,848	77.4%	Non-Whole Pool Assets	$369,047	5.5%
Freddie Mac	1,512,192	22.6%	Whole Pool Assets	6,311,993	94.5%
Total Mortgage Assets	$6,681,040	100.0%	Total Mortgage Assets	$6,681,040	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of November 30, 2021	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$446,278	6.9%	0.12%	74	2/11/2022
J.P. Morgan Securities LLC	432,913	6.7%	0.13%	47	1/10/2022
Mirae Asset Securities (USA) Inc.	427,550	6.7%	0.13%	114	9/14/2022
RBC Capital Markets, LLC	422,476	6.6%	0.12%	53	1/28/2022
ABN AMRO Bank N.V.	409,797	6.4%	0.12%	82	2/11/2022
Merrill Lynch, Pierce, Fenner & Smith	393,468	6.1%	0.15%	57	1/13/2022
Mitsubishi UFJ Securities (USA), Inc	389,774	6.1%	0.21%	94	12/13/2022
Cantor Fitzgerald & Co	371,321	5.8%	0.12%	71	2/14/2022
Citigroup Global Markets Inc	325,333	5.1%	0.12%	45	12/20/2021
Goldman, Sachs & Co.	323,728	5.0%	0.15%	65	1/19/2022
Santander Bank, N.A.	309,466	4.8%	0.11%	48	12/28/2021
ASL Capital Markets Inc.	307,006	4.8%	0.13%	58	1/18/2022
ED&F Man Capital Markets Inc	303,423	4.7%	0.11%	79	2/17/2022
Nomura Securities International, Inc.	291,136	4.5%	0.13%	99	2/22/2022
ING Financial Markets LLC	274,333	4.3%	0.13%	71	1/10/2022
Bank of Montreal	248,051	3.9%	0.15%	60	1/18/2022
Daiwa Capital Markets America Inc.	215,210	3.4%	0.11%	44	12/14/2021
South Street Securities, LLC	169,182	2.6%	0.12%	45	12/23/2021
Barclays Capital Inc	140,008	2.2%	0.11%	45	12/15/2021
Austin Atlantic Asset Management Co.	96,552	1.5%	0.14%	31	12/1/2021
Lucid Cash Fund USG, LLC	90,388	1.4%	0.17%	39	12/9/2021
StoneX Financial Inc.	27,869	0.4%	0.13%	79	1/18/2022
Mizuho Securities USA, Inc	3,589	0.1%	0.56%	73	1/12/2022
Total Borrowings	$6,418,851	100.0%	0.13%	67	12/13/2022

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400